UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2004

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                               (816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[     ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On December 20, 2004, we entered into an agreement with South Mississippi Electric Power Association (SMEPA) pursuant to which we agreed to (i) terminate a power sales contract between us and SMEPA and (ii) assign to SMEPA our rights and obligations under power sales agreements between us and LSP Energy Limited Partnership. Consummation of the transaction is subject to regulatory approvals and other closing conditions. We will receive a payment of $16.25 million from SMEPA upon closing, subject to adjustment.

Item 9.01 Financial Statements and Exhibits.

     10.1        Power Purchase and Sales Contract Assignment and Termination Agreement dated December 20, 2004.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick J. Dobson
Rick J. Dobson Senior Vice President and Chief Financial Officer Date: December 22, 2004